EXHIBIT  23.1

Letter head of Dale Matheson Carr-Hilton Labonte

December 20, 2005

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re:   Stanford Management Ltd. - Form SB-2 Registration Statement


Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated December 20, 2005, of the following:

- Our report to the Stockholders and Board of Directors of Stanford Management Ltd. dated December 1, 2005 on the financial statements of the Company as at August 31, 2005 and the statements of operations, change in stockholders' equity and cash flows for the year ended August 31, 2005 and from the period from September 24, 1998 (date of inception) to August 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

/s/ "Dale Matheson Carr-Hilton Labonte"

Dale Matheson Carr-Hilton Labonte
Chartered Accountants
Vancouver, British Columbia